As filed with the Securities and Exchange Commission on February 9, 2006
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

POLYMEDICA CORPORATION
(Exact name of registrant as specified in its charter)

MASSACHUSETTS	04-3033368
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11 State Street
Woburn, Massachusetts	01801
(Address of Principal Executive Office)	(Zip Code)

PolyMedica Corporation 2000 Stock Incentive Plan
(Full title of the Plan)

Devin J. Anderson, Esq.
General Counsel
PolyMedica Corporation
11 State Street
Woburn, MA 01801
(Name and address of agent for service)

(781) 933-2020
(Telephone number, including area code, of agent for service)
Copies to:
Steven M. Peck, Esq.
Weil, Gotshal & Manges LLP
100 Federal Street, 34th Floor
Boston, MA 02110
(617) 772-8300

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	Maximum
		Maximum	Aggregate	Amount of
Title of Securities	Amount to	Offering Price	Offering	Registration
to be Registered	be Registered(1)	per Share(2)	Price(2)	Fee
Common Stock $0.01 par value (including the associated Preferred Stock Purchase Rights).	1,500,000	$38.53	$57,795,000.00	$6,184.07

(1)	Plus such indeterminate number of shares of Common Stock as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low sales prices of the Registrant’s Common Stock as reported on The Nasdaq National Market on February 3, 2005.

EXPLANATORY NOTE
     This Registration Statement covers 1,500,000 additional shares of our common stock, $0.01 par value, issuable pursuant to the PolyMedica Corporation 2000 Stock Incentive Plan for which previously filed Registration Statements on Forms S-8 (File Nos. 333-49356, 333-74156, 333-100742 and 333-122766) are effective.
PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information required by Part I of Form S-8 will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, which have been filed with the Securities and Exchange Commission, are hereby incorporated by reference into this Registration Statement:
(a)	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2005;

(b)	Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2005, September 30, 2005 and December 31, 2005;

(c)	Our Current Reports on Form 8-K filed on April 18, 2005, May 20, 2005, May 25, 2005, June 3, 2005, July 20, 2005, August 4, 2005, August 5, 2005, August 9, 2005, September 1, 2005, September 29, 2005, October 6, 2005, October 20, 2005, November 3, 2005, November 22, 2005, December 5, 2005, and January 26, 2006 (not including any information furnished under Items 2.02 and 7.01 of any such Form 8-K);

(d)	Our Proxy Statement on Schedule 14A filed on July 29, 2005; and

(e)	The description of our common stock contained in our Registration Statement on Form 8-A (Registration No. 001-13690) filed with the Securities and Exchange Commission on July 17, 2001 and any amendments to such Registration Statement filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.
     In addition, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (not including any information furnished under Items 2.02 and 7.01 of Form 8-K, which information is not incorporated by reference herein) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated herein by reference and to be a part of this Registration Statement from the date of filing of such reports and documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Article 6F of our Restated Articles of Organization (the “Articles”) provides that we shall indemnify each person who is or was, or has agreed to become, a director or officer of the Company, and each person who is or was serving, or has agreed to serve, at the request of the Company, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the corporation, against all expenses (including attorney’s fees), judgments and fines incurred by any such persons in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, and any appeal therefrom, in which they may be involved by reason of being or having been such a director or officer, or by reason of any action taken or not taken in such capacity, except with respect to any matter as to which such person shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. In addition, we may, to the extent authorized from time to time by our Board of Directors, grant indemnification rights to other employees or agents of the Company or other persons serving the Company, and such rights may be equivalent to, or greater or less than, those granted to directors and officers in the Articles. The provisions of our Articles pertaining to indemnification may not be amended and no provision inconsistent therewith may be adopted without the approval of the holders of at least two-thirds (2/3rds) majority of the voting power of the Company.
     Section 8.51 of the Massachusetts Business Corporation Act (as codified at Chapter 156D of the Massachusetts General Laws, the “MBCA”) authorizes a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if (i) he conducted himself in good faith, (ii) he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation and (iii) in case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 8.51 also authorizes indemnification for a director if he engaged in conduct for which he shall not be liable under any authorized provision of a corporation’s articles of organization eliminating or limiting the personal liability of a director for certain breaches of fiduciary duties. Section 8.52 of the MBCA requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 8.56 of the MBCA authorizes a corporation to indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (i) to the same extent as a director and (ii) if he is an officer but not a director, to such further extent as may be provided by the articles of organization, the bylaws, a resolution of the board of directors or contract, except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.
     The foregoing summaries are subject to the full provisions of the MBCA and the Articles.
     In addition, the Company maintains directors’ and officers’ liability insurance pursuant to which its directors and officers are insured against loss (as defined in the policy) as a result of certain claims brought against them in such capacities.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits
     See “Exhibit Index” on page II-1 below.
Item 9. Undertakings
     (a)      The undersigned registrant hereby undertakes:
               (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                         (i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
                         (ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
                         (iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that:
     (A)      Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;
               (2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woburn, Massachusetts, on the 9th day of February, 2006.

POLYMEDICA CORPORATION
By:	/s/ Patrick T. Ryan
Patrick T. Ryan
President & Chief Executive Officer

POWER OF ATTORNEY
     We, the undersigned officers and directors of PolyMedica Corporation hereby severally constitute and appoint Patrick T. Ryan, Keith W. Jones and Devin J. Anderson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable PolyMedica Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick T. Ryan Patrick T. Ryan	President, Chief Executive Officer and Director (Principal Executive Officer)	February 9, 2006

/s/ Keith W. Jones Keith W. Jones	Chief Financial Officer (Principal Financial and Accounting Officer)	February 9, 2006

/s/ Thomas O. Pyle Thomas O. Pyle	Chairman of the Board of Directors	February 9, 2006

/s/ Daniel S. Bernstein Daniel S. Bernstein	Director	February 9, 2006

Signature	Title	Date

/s/ Edward A. Burkhardt Edward A. Burkhardt	Director	February 9, 2006

/s/ Marcia J. Hooper Marcia J. Hooper	Director	February 9, 2006

/s/ Frank W. LoGerfo Frank W. LoGerfo	Director	February 9, 2006

/s/ James J. Mahoney, Jr. James J. Mahoney, Jr.	Director	February 9, 2006

/s/ Walter R. Maupay, Jr. Walter R. Maupay, Jr.	Director	February 9, 2006

/s/ Samuel L. Shanaman Samuel L. Shanaman	Director	February 9, 2006

/s/ Alan D. Solomont Alan D. Solomont	Director	February 9, 2006

/s/ William C. Van Faasen William C. Van Faasen	Director	February 9, 2006

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Articles of Organization of the Registrant(1)

4.2	Restated By-Laws of the Registrant(2)

5.1	Opinion of Weil, Gotshal & Manges LLP

23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (Included on Signature Page)

(1)	Incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Securities and Exchange Commission on November 14, 2001.

(2)	Incorporated herein by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended March 31, 2003, filed with the Securities and Exchange Commission on June 30, 2003.